Exhibit 99.1

STEC Announces Second Quarter 2008 Results; SSD Growth and Opportunities Continue to Exceed Expectations

—Company Receives Recent Design Win for Zeus IOPS From Major Enterprise OEM Customer—

SANTA ANA, Calif., Aug 4, 2008—STEC, Inc. (Nasdaq:STEC), announced today its financial results for the second quarter ended June 30, 2008. Revenue for the second quarter of 2008 was $56.2 million, an increase of 28.6% from $43.7 million for the second quarter of 2007, and an increase of 10.8% from $50.7 million for the first quarter of 2008.

Non-GAAP gross profit margin was 35.3% for the second quarter of 2008, compared to 31.7% for the second quarter of 2007, and 34.6% for the first quarter of 2008. Non-GAAP diluted earnings per share was $0.09 for the second quarter of 2008, compared to $0.05 for the second quarter of 2007, and $0.07 for the first quarter of 2008.

GAAP gross profit margin was 32.3% for the second quarter of 2008, compared to 31.3% for the second quarter of 2007, and 32.9% for the first quarter of 2008. GAAP diluted earnings per share from continuing operations was $0.03 for the second quarter of 2008, compared to $0.04 for the second quarter of 2007, and $0.04 for the first quarter of 2008. GAAP results in the second quarter of 2008 include start-up costs related to the Company’s Malaysia facility, costs related to its global tax restructuring and the corresponding short-term impact of this restructuring on the Company’s effective tax rate and employee stock compensation expense. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release.

Our SSD Market Initiatives

Enterprise-Storage and -Server Markets

“We are excited to announce that we recently received notice of a design win from one of the largest Enterprise Storage and Server OEMs confirming our qualification across multiple platforms using our ZeusIOPS and Mach8/IOPS SSDs,” said Manouch Moshayedi, CEO of STEC, Inc. “We expect production revenue from these platforms to begin in the fourth quarter of this year. This is our second large Enterprise OEM customer win. We are in the later stages of qualification for our ZeusIOPS SSDs with several other key Enterprise-Storage customers. In addition, we are in the later stages of qualification with several leading Enterprise-Server OEMs for our Mach8/IOPS SSD products. We anticipate that we will be announcing additional qualifications at other major Enterprise OEMs by the end of this year. Further, we expect that both of these product lines will contribute significantly to our growth in 2009.”

Notebook and Ultra-Mobile Notebook Markets

“Our MLC-based products have now been qualified at a number of leading Notebook and the Ultra-Mobile Notebook OEMs. We believe the current environment of falling NAND Flash prices will help to further reduce the price of SSDs to the end-customer and stimulate demand in both of these markets. We expect to begin shipping production units into these markets in third quarter of 2008.”

Inventory Management

“We increased our inventory significantly in the second quarter of 2008 primarily as the result of the procurement of $40 million in NAND-Flash components in response to customer forecasts and orders related to new product launches set for the second half of 2008 and the first quarter of 2009. We believe that these purchases will enable us to have sufficient inventory to meet our pricing obligations and secure our gross margins on sales related to these product launches. This was a necessary and precautionary measure to avert price fluctuation risk and to ensure that supply is available when needed. Over the next several quarters, we expect our inventory DSOs to decrease.”

Business Outlook

“We are very pleased with our results for the second quarter of 2008 having surpassed our second quarter revenue and non-GAAP diluted earnings per share guidance. The execution of our Solid State Drive initiatives in four major markets—Enterprise Storage, Enterprise Server, Notebook and Ultra-Mobile Notebook—positively impacted second quarter of 2008 results and we expect continued growth in subsequent quarters.

In addition, we have recently closed a $35 million revolving credit facility. This facility will add to our liquidity and enable us to manage the future growth of our business. Furthermore, this financing comes with a relatively low cost of capital and is considerably less dilutive to our shareholders than an equity offering.”

Guidance

“We currently expect third quarter of 2008 revenue to range from $61 million to $63 million with diluted non-GAAP earnings per share to range from $0.10 to $0.11. Additionally, in light of our mounting design win activity at key customers, we believe we will continue to have strong performance into the fourth quarter of 2008 with double-digit growth from the third quarter of 2008. This momentum will carry us into the first quarter of 2009 and even beyond.”

Reaching Out to Investors—Interest Continues to Grow in STEC’s SSD Product Lines

“We continually make great efforts to introduce or update the investment community on the STEC story. We regularly present at the annual investor conferences of the 10 equity research analysts that cover STEC. We have also accepted invitations from two firms not currently covering us—Pacific Crest Securities and RBC Capital Markets—to present at their technology conferences this week. Our CFO will present at both conferences and our Vice President of Marketing and Business Development will present at the Pacific Crest Securities Conference on a special keynote panel—“Solid-State Drive technologies and the markets they impact.”

Conference Call

STEC will hold an open conference call to discuss results for the second quarter of 2008. The call will take place today at 5:30 a.m., Pacific/ 8:30 a.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International).

Webcast

This call is being webcast. The webcast can be accessed by clicking on “About STEC” then clicking on the “Investor Relations” tab at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the Company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “About STEC,” click “Investor Relations” and then “Email Alert.”

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysia facility, global tax restructuring costs, first-year Sarbanes-Oxley Section 404 implementation costs and employee stock compensation expense. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax restructuring and unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter’s non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: expectation of production revenues beginning in the fourth quarter of 2008 from our new Enterprise Storage and Server OEM customer; anticipation of announcing additional qualifications at other major Enterprise OEMs by the end of the year; expectation that the ZeusIOPS SSD and Mach8/IOPS SSD product lines will contribute significantly to our growth in 2009, belief that the current environment of falling NAND Flash prices will help to further reduce the price of SSDs to the end-customer and stimulate demand in the notebook and ultra-mobile notebook markets; expectation to begin shipping production units of MLC-based products in third quarter of 2008, belief that our $40 million NAND-flash component inventory purchases will enable us to have sufficient inventory to meet our pricing obligations and secure our gross margins on sales related to these product launches, expectation that our inventory DSOs will decrease over the next several quarters, expected continued growth in subsequent quarters through the execution of our Solid State Drive initiatives in four major markets, the credit facility adding to our liquidity and enabling us to manage the future growth of our business, will have double-digit growth from the third quarter of 2008, revenue and diluted non-GAAP earnings per share guidance for the third quarter of 2008, belief that we will continue to have strong performance into the fourth quarter of 2008 and will maintain this momentum carrying us into the first quarter of 2009 and even beyond. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; excess inventory held by our customers may reduce future demand for our products; the invalidation or circumvention of our patents and intellectual property; the unexpected cost of intellectual property litigation, including such litigation diverting the efforts of our technical and management personnel; results of litigation is inherently uncertain; risk that our products could be enjoined by court or that an adverse result in litigation could lead to our obligation to pay significant damages and/or obtain a license; design wins may not lead to revenues; unexpected cancellation or rescheduling of orders by our customers; we may not realize the expected benefits from our operations in Malaysia or from our global tax restructuring; unexpected increases in the cost associated with the operation of our new Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have acquired or may acquire in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2008	December 31, 2007
ASSETS:
Current Assets:
Cash and cash equivalents	$62,847	$94,326
Accounts receivable, net of allowances of $577 at June 30, 2008 and $944 at December 31, 2007	32,901	34,288
Inventory	78,915	31,556
Deferred income taxes	1,980	1,241
Other current assets	4,210	2,831
Current assets of discontinued operations	—	197

Total current assets	180,853	164,439

Leasehold interest in land	2,607	2,662
Property, plant and equipment, net	43,169	35,266
Intangible assets	870	1,060
Goodwill	1,682	1,682
Other long-term assets	1,689	997
Deferred income taxes	3,644	3,578

Total assets	$234,514	$209,684

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$40,243	$16,638
Accrued and other liabilities	8,008	6,169
Liabilities of discontinued operations	62	483

Total current liabilities	48,313	23,290

Long-term income taxes payable	875	849

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 50,081,444 shares issued and outstanding as of June 30, 2008 and 50,433,672 shares issued and outstanding as of December 31, 2007	50	50
Additional paid-in capital	134,464	137,942
Retained earnings	50,812	47,553

Total shareholders’ equity	185,326	185,545

Total liabilities and shareholders’ equity	$234,514	$209,684

STEC, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenues	$56,199	$43,736	$106,879	$90,940
Cost of revenues	38,029	30,028	72,055	62,807

Gross profit	18,170	13,708	34,824	28,133

Sales and marketing	4,671	4,273	9,112	8,706
General and administrative	5,599	4,082	10,912	7,915
Research and development	4,847	3,493	9,155	7,192

Total operating expenses	15,117	11,848	29,179	23,813
Operating income	3,053	1,860	5,645	4,320
Interest income	420	977	1,166	1,738

Income from continuing operations before provision for income taxes	3,473	2,837	6,811	6,058
Provision for income taxes	2,150	1,120	3,643	2,288

Income from continuing operations	1,323	1,717	3,168	3,770

Discontinued operations:
Income (loss) from operations of Consumer Division (including gain on disposal of $8,005)	149	(14)	149	7,267
Provision for income taxes	(58)	(337)	(58)	(2,961)

Income (loss) on discontinued operations	91	(351)	91	4,306

Net income	$1,414	$1,366	$3,259	$8,076

Net income per share:
Basic:
Continuing operations	$0.03	$0.04	$0.07	$0.07
Discontinued operations	0.00	(0.01)	0.00	0.09

Total	$0.03	$0.03	$0.07	$0.16

Diluted:
Continuing operations	$0.03	$0.04	$0.06	$0.07
Discontinued operations	0.00	(0.01)	0.00	0.09

Total	$0.03	$0.03	$0.06	$0.16

Shares used in net income per share computation:
Basic	49,612	48,682	49,801	49,430

Diluted	51,225	50,445	57,274	51,698

The non-GAAP financial measures included in the following tables are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility, (b) global tax restructuring costs, (c) implementation costs related to Sarbanes-Oxley Act Section 404 and (d) employee stock compensation expenses. Management believes these non-GAAP financial measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

a) The Malaysia facility start-up costs primarily relate to costs associated with our 25,000 square foot interim facility, depreciation on equipment, and operational, sales and marketing, general and administrative and research and development personnel costs. The Company used its interim facility during 2007 to train production employees, obtain facility certifications such as ISO certification, initiate the accounting and information systems and conduct customer audits to better prepare for the opening of the Company’s 210,000 square foot facility. In 2008, the Malaysia operations moved from the 25,000 square foot interim facility to the permanent 210,000 square foot facility. As the full-scale production facilities are not expected to contribute meaningfully to operations until the first quarter of 2009, management believes excluding such items from the Company’s operations provides investors with a means of evaluating the Company’s current operations.

b) The global tax restructuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. These costs are included as a non-GAAP item as the Company believes these expenditures are one-time set-up fees and are therefore not indicative of the Company’s recurring operational results.

c) First-year Sarbanes-Oxley costs relate to accounting and consulting fees related to the Company’s preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2007 and the incremental amount of the first-year audit costs upon the Company first becoming subject to Sarbanes-Oxley Act Section 404 in 2007 over the expected Sarbanes-Oxley audits cost in subsequent years. Beginning in the first quarter of 2008, the company no longer treats Sarbanes-Oxley costs as a non-GAAP item.

d) Employee stock compensation expenses in connection with SFAS 123R have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

e) The short-term impact of the implementation of the global tax restructuring on the Company’s effective tax rate is related to an increase in the provision for income taxes as the result of research and development cost sharing arrangements made between the Company and certain of its foreign subsidiaries. The short-term impact of these intercompany agreements has resulted in research and development expenses being incurred in a foreign jurisdiction with a zero tax rate which has resulted in less overall tax benefits for the Company in the second quarter of 2008. However, as new products are being developed and sold in foreign jurisdictions, the Company expects to incur future profits that will be taxed at a lower rate than in the United States, resulting in long-term tax savings that will more than offset the short-term increases. Management believes that the increase in the Company’s effective tax rate is temporary and the incremental increase should be excluded when evaluating core operations.

STEC, INC.

Schedule Reconciling Non-GAAP Income From Continuing Operations to GAAP Income From Continuing Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2008	2007
Net income from continuing operations	$1,323	$1,717

The non-GAAP amounts have been adjusted to exclude the following items:
Excluded from cost of sales:
Malaysia facility start-up costs(a)	$1,647	$207
Employee stock compensation(d)	15	(36)

	1,662	171
Excluded from operating expenses
Malaysia facility start-up costs(a)	$1,218	$694
Global tax structuring costs(b)	253	192
First-year Sarbanes-Oxley implementation costs(c)	—	44
Employee stock compensation(d)	526	184

	3,659	1,285
Income tax effect on non-GAAP adjustments	1,380	485

Net effect of adjustments to GAAP net income	2,279	800
Global tax structuring implementation short-term income tax impact(e)	841	—

Non-GAAP income from continuing operations	$4,443	$2,517

(a) - (e) See corresponding footnotes above.
STEC, INC. Schedule Reconciling Reported Financial Ratios (in thousands, except per share amounts) (unaudited)

	For the Quarters Ended
	June 30, 2008	June 30, 2007	March 31, 2008
GAAP gross margin	32.3%	31.3%	32.9%
Effect of reconciling item on gross margin	3.0%	0.4%	1.7%

Non-GAAP gross margin	35.3%	31.7%	34.6%

STEC, INC.

Selected Non-GAAP Financial Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,
	2008	2007
GAAP gross margin	$18,170	$13,708
Malaysia facility start-up costs(a)	1,647	207
Employee stock compensation(d)	15	(36)

Non-GAAP gross margin	$19,832	$13,879

GAAP operating expenses	$15,117	$11,848
Malaysia facility start-up costs(a)	(1,218)	(694)
Global tax structuring costs(b)	(253)	(192)
First-year Sarbanes-Oxley costs(c)	—	(44)
Employee stock compensation(d)	(526)	(184)

Non-GAAP operating expenses	$13,120	$10,734

GAAP operating income	$3,053	$1,860
Malaysia facility start-up costs(a)	2,865	901
Global tax structuring costs(b)	253	192
First-year Sarbanes-Oxley implementation costs(c)	—	44
Employee stock compensation(d)	541	148

Non-GAAP operating income	$6,712	$3,145

GAAP income from continuing operations before provision for income taxes	$3,473	$2,837
Malaysia facility start-up costs(a)	2,865	901
Global tax structuring costs(b)	253	192
First-year Sarbanes-Oxley implementation costs(c)	—	44
Employee stock compensation(d)	541	148

Non-GAAP income from continuing operations before provision for income taxes	$7,132	$4,122

GAAP income from continuing operations	$1,323	$1,717
Malaysia facility start-up costs(a)	2,865	901
Global tax structuring costs(b)	253	192
First-year Sarbanes-Oxley implementation costs(c)	—	44
Employee stock compensation(d)	541	148
Global tax structuring short-term income tax impact(e)	841	—
Income tax effect on non-GAAP adjustments	(1,380)	(485)

Non-GAAP income from continuing operations	$4,443	$2,517

GAAP diluted earnings per share from continuing operations	$0.03	$0.04
Impact of non-GAAP adjustments on diluted earnings per share	$0.06	$0.01

Non-GAAP diluted earnings per share from continuing operations	$0.09	$0.05

(a) - (e) Refer to the corresponding footnotes above.

CONTACT:

STEC, Inc.

Media Contact:

Patrick Wilkison, Vice President, Marketing

and Business Development

(949) 476-1180

pwilkison@stec-inc.com

Investors and Financial Media Contact:

Mitch Gellman,

Vice President of Investor Relations

(949) 260-8328

ir@stec-inc.com